UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2025

Coherent Corp.

(Exact name of registrant as specified in its charter)

Pennsylvania	001-39375	25-1214948
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

375 Saxonburg Boulevard

Saxonburg, Pennsylvania 16056

(Address of Principal Executive Offices) (Zip Code)

(724) 352-4455

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	COHR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On November 20, 2025, Coherent Corp. (the “Company”) entered into a Waiver Agreement (the “Waiver Agreement”) with Bain Capital, as holder of the Company’s Series B-1 Convertible Preferred Stock, no par value per share (the “Series B-1 Preferred Stock”) and Series B-2 Convertible Preferred Stock, no par value per share (together with the Series B-1 Preferred Stock, the “Series B Preferred Stock”), whereby the holder irrevocably and unconditionally waived all and any rights held by such holder to receive dividends on any or all shares of the Series B Preferred Stock on or after the date thereof, pursuant to the terms set forth in the Company’s Statement with Respect to Shares for the Series B Preferred Stock.

While Bain Capital has sold a portion of its holdings and made charitable distributions, it retains a substantial ownership position in Coherent. The mutually agreed upon Waiver Agreement underscores Bain Capital’s commitment to support the Company’s strategic priorities and further aligns Bain Capital’s interests with those of common shareholders.

Steve Pagliuca, Senior Advisor and former Co-Chairman of Bain Capital stated, “Coherent represents a compelling long-term investment opportunity, supported by strong fundamentals, a clear strategic vision and an industry leading management team. We are proud of our partnership with the Company and excited about its outlook.”

Coherent views this agreement as a positive development that underscores a shared commitment to its success and strengthens alignment between the Company and one of its largest shareholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Coherent Corp.

	By:	/s/ Rob Beard
	Name:	Rob Beard
	Title:	Chief Legal and Global Affairs Officer

Date: November 20, 2025

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